As filed with the Securities and Exchange Commission on May 1, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
Registration Statement
Under
The Securities Act of 1933
Douglas Elliman Inc.
(Exact name of registrant as specified in its charter)

Delaware	87-2176850
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
4400 Biscayne Boulevard
Miami, Florida 33137
(Address of principal executive offices, including zip code)

Douglas Elliman Inc. 2021 Management Incentive Plan
Douglas Elliman Inc. 2021 Employee Stock Purchase Plan
(Full title of each plan)

J. Bryant Kirkland III
Executive Vice President, Secretary, Treasurer and Chief Financial Officer
4400 Biscayne Boulevard
Miami, Florida 33137
(305)-579-8000
(Name, address, and telephone number of agent for service)

With a copy to:
Raffael Fiumara, Esq
Greenberg Traurig, P.A.
333 S.E. 2nd Avenue
Suite 4400 | Miami, FL 33131
(305) 579-0500
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act: ☐

EXPLANATORY NOTE
This registration statement on Form S-8 (this “Registration Statement”) is being filed by Douglas Elliman Inc., a Delaware corporation (the “Registrant” or the “Company”) for the purpose of registering (i) 3,554,126 additional shares of its common stock, par value $0.01 per share (“Common Stock”), issuable under the Douglas Elliman Inc. 2021 Management Incentive Plan (the “Management Incentive Plan”) and (ii) 888,532 additional shares of Common Stock issuable under the Douglas Elliman Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), pursuant to the Evergreen Provisions (as defined below) contained in each of the Management Incentive Plan and the ESPP.
The number of shares of Common Stock available for grant and issuance under the Management Incentive Plan is subject to an annual increase on the first day of each year beginning in 2023 and ending in 2031, equal to the lesser of (i) four percent (4%) of the aggregate number of shares of Common Stock outstanding on the final day of the immediately preceding fiscal year and (ii) such smaller number of shares as is determined by the compensation and human capital committee (the “Committee”) of the Company’s board of directors (the “Board”) or the Board (such annual increase, the “MIP Evergreen Provision”). In addition, the number of shares of Common Stock available for grant and issuance under the ESPP is subject to an annual increase on the first day of each year beginning in 2023, equal to the lesser of (i) one percent (1%) of the shares of Common Stock outstanding on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares as is determined by the Committee or the Board (such annual increase, the “ESPP Evergreen Provision” and together with the MIP Evergreen Provision, the “Evergreen Provisions”). On January 1, 2025, the number of shares of Common Stock to be reserved for issuance and available for grant and issuance under the Management Incentive Plan and the ESPP increased by 3,554,126 shares and 888,532 shares, respectively, pursuant to the Evergreen Provisions.
In accordance with General Instruction E of Form S-8, the contents of the registration statements of the Company on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on December 30, 2021 (File No. 333-261959), August 14, 2023 (File No. 333-273978) and January 8, 2024 (File No. 333-276423), including any amendments thereto or filings incorporated therein, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
The following documents filed with the Commission by the Company are incorporated by reference in this Registration Statement:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed by the Company with the Commission on March 17, 2025.
2.
The description of the Company’s Common Stock under the heading “Description of Capital Stock”, which is contained in the Registration Statement on Form S-1, filed by the Company with the Commission on December 7, 2021 (File No. 333-261523), as subsequently amended on December 10, 2021, including any amendments or supplements thereto.

3.	The Company’s Current Report on Form 8-K, dated April 2, 2025, filed by the Company with the Commission on April 4, 2025.
All reports and other documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such Items), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits
Exhibits

4.1	Douglas Elliman Inc. 2021 Management Incentive Plan (incorporated by reference to Exhibit 10.4 of the Company’s Registration Statement on Form S-1 (File No. 333-261523) filed on December 10, 2021).

4.2
Form of Restricted Stock Award Agreement under Douglas Elliman Inc. 2021 Management Incentive Plan (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed on December 28, 2021).

4.3	Douglas Elliman Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 of the Company’s Registration Statement on Form S-1 (File No. 333-261523) filed on December 10, 2021).

5.1*	Opinion of Greenberg Traurig, LLP.

23.1*	Consent of Deloitte & Touche LLP.

23.2*	Consent of Greenberg Traurig, LLP, included in the opinion filed as Exhibit 5.1 and incorporated herein by reference.

24.1	Powers of Attorney (set forth on the signature page to this Registration Statement).

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida.

DOUGLAS ELLIMAN INC.

By:	/s/ J. Bryant Kirkland III
Name:	J. Bryant Kirkland III
Title:	Executive Vice President, Secretary, Treasurer and Chief Financial Officer
Dated May 1, 2025
POWER OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Michael S. Liebowitz and J. Bryant Kirkland III his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement and any and all registration statements filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ David K. Chene	Chairman of the Board of Directors	May 1, 2025
David K. Chene

/s/ Michael S. Liebowitz	Director, President and Chief Executive Officer (Principal Executive Officer)	May 1, 2025
Michael S. Liebowitz

/s/ J. Bryant Kirkland III	Executive Vice President, Secretary, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 1, 2025
J. Bryant Kirkland III

/s/ Patrick J. Bartels, Jr.	Director	May 1, 2025
Patrick J. Bartels, Jr.

/s/ Richard J. Lampen	Director	May 1, 2025
Richard J. Lampen

/s/ Scott D. Vogel	Director	May 1, 2025
Scott D. Vogel

/s/ Wilson L. White	Director	May 1, 2025
Wilson L. White

/s/ Mark D. Zeitchick	Director	May 1, 2025
Mark D. Zeitchick